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                             Vineland General, Inc.

                                      28.1

                         Certificate of Incorporation of
                             Vineland General, Inc.
                              Filed August 28, 1990
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                          CERTIFICATE OF INCORPORATION
                                       OF
                             VINELAND GENERAL, INC.


                  1.       The name of the corporation is

                             VINELAND GENERAL, INC.

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of common shares of stock which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500); all of such shares shall be without par value.

                  5A.      The name and mailing address of each incorporator is
         as follows:

                  NAME                        MAILING ADDRESS
                  ----                        ---------------
                  L. J. Vitalo                Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, Delaware 19801

                  M. A. Brzoska               Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, Delaware 19801

                  E. A. Jensen                Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, Delaware 19801
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                5B.        The name and mailing address of each person, who is
         to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                  NAME                        MAILING ADDRESS
                  ----                        ---------------
                  John R. Lilly               1199 Black Horse Pike
                                              Egg Harbor Township, NJ 08215

                  Brian A. Parent             1199 Black Horse Pike
                                              Egg Harbor Township, NJ 08215

                  Joseph G. Salomone          1199 Black Horse Pike
                                              Egg Harbor Township, NJ 08215

                6.         The corporation is to have perpetual existence.

                7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                To make, alter or repeal the by-laws of the corporation.

                8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                           Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservations

                10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability
         (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which
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         involve intentional misconduct or a knowing violation of law, (iii)
         under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of August, 1990.


                                     -------------------------------------------
                                     L. J. Vitalo


                                     -------------------------------------------
                                     M. A. Brzoska


                                     -------------------------------------------
                                     E. A. Jensen